EXHIBIT 4(h)

                         STANDBY PURCHASE AGREEMENT



     THIS STANDBY PURCHASE AGREEMENT (as the same may be amended or otherwise modified from time to time, the "AGREEMENT"), made and entered into as of August 11, 1998, by and between (i) First Union Real Estate Equity and Mortgage Investments, a business trust organized under the laws of Ohio (the "COMPANY"), and (ii) Elliott Associates, L.P., a Delaware limited partnership (together with its permitted successors and assigns hereunder the "PURCHASER") and acknowledged and agreed to by (a) Bankers Trust Company, a New York banking corporation, as agent under that certain Fixed Rate Loan Agreement (as the same may be amended or otherwise modified from time to time, the "BANK LOAN AGREEMENT") dated as of August 11, 1998 (in such capacity, together with its successors and assigns under the Bank Loan Agreement, the "BANK AGENT"), and (b) Bankers Trust Company, a New York banking corporation, as agent under that certain Fixed Rate Loan Agreement (as the same may be amended or otherwise modified from time to time, the "GFB LOAN AGREEMENT"; the Bank Loan Agreement and the GFB Loan Agreement are referred to herein collectively, as the "LOAN AGREEMENTS") dated as of August 11, 1998 (in such capacity, together with its successors and assigns under the GFB Loan Agreement, the "GFB AGENT"; the Bank Agent and the GFB Agent are referred to herein collectively, as the "Agents").


                                WITNESSETH:


     WHEREAS,  under  the  terms  of  the  Loan  Agreements,   the  lenders
thereunder (the "LENDERS") have agreed to make certain loans to the Company (the "LOANS");

     WHEREAS, in accordance with the terms of the Loan Agreements, the Company is required to implement a rights offering (the "RIGHTS OFFERING") pursuant to which it anticipates issuing certain rights (the "RIGHTS") to subscribe for and purchase additional securities of the Company (the securities issued pursuant to such Rights being referred to herein individually as a "SECURITY", and collectively, as the "SECURITIES") which Securities may consist, in whole or in part, of a unit entitling the owner of such unit to purchase one or more securities of the Company, at a price per Security (the "SUBSCRIPTION PRICE") to be determined by the Company at the time such Rights are issued, and which in any event would, if fully subscribed, result in aggregate proceeds to the Company of not less than the outstanding principal, accrued and unpaid interest, fees and any other amounts due in connection with the Loan Agreements; and

     WHEREAS, in order to induce the Lenders to make the Loans to the Company, the Purchaser is required to, and by these presents hereby does, agree to serve as a Standby Purchaser (defined below) for a specified amount of Securities available for issuance upon the expiration of unexercised Rights, and the Company has agreed with the Agents and the Purchaser to issue and sell such Securities to the Purchaser, all as is more particularly set forth herein.

     NOW, THEREFORE, for and in consideration of the premises, and other good and valuable consideration the receipt and sufficiency of all of which is hereby acknowledged, the parties hereto agree as follows:

     1.   RIGHTS OFFERING.

     The Company will, as promptly as possible, (i) prepare the appropriate documentation for the Rights Offering, (ii) commence the Rights Offering and (iii) consummate the Rights Offering, all in accordance with the Company's obligations under Article XI of the Loan Agreements.

     2.   PURCHASE AND DELIVERY OF UNSUBSCRIBED SECURITIES.

          (a) The Purchaser, the Agents and the Company hereby acknowledge and agree that the Company may enter into, or contemplates entering into, one or more other Standby Purchase Agreements (the "ADDITIONAL STANDBY AGREEMENTS") with certain other parties (together with the Purchaser, the "STANDBY PURCHASERS") providing for the same Subscription Price per Security as this Agreement and having material terms substantially similar to those in this Agreement except that they may provide for the purchase of a different number of Standby Securities (defined below) in subsection 2(b) and in certain instances, may not provide for delivery of the waiver of ownership limitations described in subsection 7(a) and Section 17 of this Agreement. The rights or obligations of the Agents, the Purchaser and the Company hereunder are not contingent on the consummation of the transactions contemplated in any of the Additional Standby Agreements. Notwithstanding the foregoing, the Purchaser, the Agents and the Company hereby acknowledge and agree that if any Standby Purchaser fails to purchase its "Standby Securities" ("DEFAULTED STANDBY SECURITIES") in accordance with the terms of its respective Additional Standby Agreement, the Purchaser shall have the right (but not the obligation), at its option, in its sole discretion, to purchase all or any portion of such Defaulted Standby Securities at a price equal to the Subscription Price per Security; provided, however, if multiple Standby Purchasers (including the Purchaser) exercise rights to acquire Defaulted Standby Securities (the "EXERCISING STANDBY PURCHASERS"), such Defaulted Standby Securities shall be allocated to each such Exercising Standby Purchaser pro rata in the same proportion as the Standby Securities that each such Exercising Standby Purchaser has agreed to purchase bears to the aggregate number of Standby Securities to be purchased by all Exercising Standby Purchasers, to the extent necessary to avoid an oversubscription with respect to such Defaulted Standby Securities.

          (b) Subject to the terms and conditions herein set forth, the Company hereby agrees with the Agents and the Purchaser to issue and sell to the Purchaser, and the Purchaser hereby agrees with the Agents and the Company to purchase from the Company, at the Subscription Price, the number of Securities (the "STANDBY SECURITIES") equal to 22.222222% of the Residual Securities (defined below). For purposes of this Agreement the term "RESIDUAL SECURITIES" shall mean a number of Securities (which number shall not be less than zero), equal to (i) the aggregate outstanding principal amount of the Loans, plus all accrued and unpaid interest and fees and any other amounts due thereunder, as of the date the Rights may no longer be exercised by the recipients of the Rights pursuant to the terms of the Rights Offering, divided by the Subscription Price, minus (ii) the number of Securities validly subscribed for through the exercise of the Rights in accordance with the terms of the Rights Offering (including the exercise of any oversubscription options or privileges).

     3.   THE CLOSING.

     Promptly following its determination of the number of Securities validly subscribed for through the exercise of the Rights in accordance with the terms of the Rights Offering (including the exercise of any oversubscription options or privileges), the Company shall notify the Purchaser of the number of Standby Securities, if any, to be purchased by the Purchaser pursuant to Section 2(b). The delivery of and payment for the Standby Securities shall take place at the New York offices of Fried, Frank, Harris, Shriver & Jacobson at 10:00 a.m., New York City time, on the date of the sale of the Securities to the subscribing shareholders in the Rights Offering (such time and date being referred to as the "CLOSING TIME", the date of the Closing Time being referred to as the "CLOSING DATE" and the consummation of the transaction being referred to as the "CLOSING").

     4.   DELIVERY OF STANDBY SECURITIES.

     At the Closing, the Standby Securities to be purchased by the Purchaser hereunder, registered in the name of the Purchaser or such of its nominees as the Purchaser may specify at least two business days prior to the Closing Date, shall be delivered by or on behalf of the Company to the Purchaser, for the Purchaser's account, and Purchaser shall deliver the Subscription Price for each Standby Security purchased by the Purchaser in immediately available funds in the form of one or more wire transfers to an account designated by the Company.

     5. REPRESENTATIONS AND WARRANTIES.

          (a) The Company hereby represents and warrants to the Purchaser and the Agents as of the date hereof and as of the Closing Date as follows:

               (i) The Company is a real estate investment trust (a "REIT") within the meaning of Section 856 of the Internal Revenue Code of 1986, as amended (the "CODE"), has complied with all applicable material provisions of the Code relating to a REIT and has been duly formed and is an existing business trust in good standing under the laws of the State of Ohio with all requisite power and authority to perform its obligations under this Agreement and the Rights Offering.

               (ii) The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby have been duly authorized by all necessary trust action of the Company; and this Agreement, when duly executed and delivered by the Purchaser and acknowledged and agreed to by the Agents, will constitute a valid and legally binding instrument of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles.

               (iii) On or prior to the date the Rights  Offering  shall be commenced by the Company, the Rights and the Standby Securities shall have been duly authorized by the Company, the Standby Securities and any securities into which the Standby Securities may be exercisable or convertible shall have been reserved for issuance by the Company and the Standby Securities when issued and delivered by the Company against payment therefor as contemplated hereby, will be validly issued, fully paid and non-assessable.

               (iv) The execution and delivery of this Agreement by the Company, the consummation by the Company of the transactions herein contemplated and the compliance by the Company with the terms hereof do not and will not violate the Amended Declaration of Trust or By-laws of the Company as in effect as of the date hereof, or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of its Properties or assets are subject, with such exceptions as would not have a Material Adverse Effect, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its Properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Company of this Agreement, the issue of the Rights and the Standby Securities or the consummation by the Company of the other transactions contemplated by this Agreement, except such as have been, or prior to the Closing Time will have been, obtained under the Securities Act, and such consents, approvals, authorizations, registrations or qualifications as may be required under applicable state securities or "blue sky" laws.

               (v) The Standby Securities, and any securities into which they are exercisable or convertible, shall be issued by the Company under either that certain registration statement on Form S-3 (No. 333-31695) originally filed with the Securities and
          Exchange Commission (the "COMMISSION") on July 21, 1997, and declared effective on August 6, 1997, as the same may be amended and supplemented through one or more prospectus supplements or post-effective amendments and/or under a subsequently filed registration statement necessary to implement the Rights Offering in accordance with the requirements of Section 1 of this Agreement (collectively, the "SHELF REGISTRATION STATEMENT"). The Shelf Registration Statement shall be effective at the time of the purchase by the Purchaser of any Standby Securities and no stop order suspending the effectiveness of such registration statement or any amendment or supplement thereto shall have been issued. Any common stock that comprises a portion of the Standby Securities and any securities issuable upon exercise or conversion of the Standby Securities shall be listed on the New York Stock Exchange as of the Closing Date.

               (vi) As of the date hereof, the Shelf Registration Statement does not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, as of the Closing Date, the Shelf Registration Statement and the prospectus included therein will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b) The Purchaser hereby represents and warrants to the Company and the Agents as follows:

               (i) The Purchaser is a limited partnership duly formed, validly existing and in good standing under the laws of the State of New York, with partnership power and authority to perform its obligations under this Agreement and to own or hold under lease its properties and to transact the businesses in which it is now engaged, and to execute and deliver this Agreement.

               (ii) The execution, delivery and performance of this Agreement by the Purchaser and the consummation by the Purchaser of the transactions contemplated hereby have been duly authorized by all necessary partnership action of the Purchaser; and this Agreement, when duly executed and delivered by the Purchaser will constitute a valid and legally binding instrument, enforceable in accordance with its terms subject to bankruptcy, insolvency, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors rights and to general equity principles.

               (iii) The Purchaser is not insolvent and has sufficient cash funds on hand (including funds under management) and/or access to margin loans or other credit to purchase the Standby Securities on the terms and conditions contained in this Agreement and will have such funds on the Closing Date. The Purchaser has simultaneously with the execution and delivery of this Agreement or prior thereto provided the Company and the Agents with evidence or substantiated that Purchaser has the financial means to satisfy its financial obligations under this Agreement and the foregoing evidence and substantiation is a true and accurate representation of such means.

               (iv) No state, federal or foreign regulatory approvals, permits, licenses, or consents or other contractual or legal obligations are required in order for the Purchaser to enter into this Agreement or otherwise purchase the Standby Securities, except those that have been obtained or performed and those which the failure to obtain or perform will not impair the Purchaser's ability to perform its obligations under this Agreement.

               (v) The execution and delivery of this Agreement, the consummation by the Purchaser of the transactions herein contemplated and the compliance by the Purchaser with the terms hereof do not and will not conflict with, or result in a breach or violation of any of the terms or provisions of, or constitute a default under the partnership agreement of the Purchaser or other applicable document governing the Purchaser or any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Purchaser is a party or by which any of its Properties or assets are bound, with such exceptions as would not have a material adverse effect on the financial condition of the Purchaser, or any applicable statute or any order, judgment, decree, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over the Purchaser or any of its Properties or assets; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the valid authorization, execution, delivery and performance by the Purchaser of this Agreement or the consummation by the Purchaser of the transactions contemplated by this Agreement.

               (vi) The  Purchaser  has not  entered  into  any  contracts, arrangements, understandings or relationships (legal or otherwise) with any other person or persons with respect to any securities of the Company, including but not limited to transfer or voting of any of the securities, finder's fees, joint ventures, loan or option arrangements, puts or calls, guarantees of profits, division of profits or loss, or the giving or withholding of proxies, except to the extent that any such contract, arrangement, understanding or relationship shall have only a minimal adverse effect on the ability of Purchaser to consummate the transaction contemplated in this Agreement; and the Purchaser does not own any securities of the Company which are pledged or otherwise subject to a contingency the occurrence of which would give another person voting power or investment power over such securities, except to the extent that any such pledge or contingency shall have only a minimal adverse effect on the ability of Purchaser to consummate the transaction contemplated in this Agreement.

               (vii) Except as set forth on Schedule (vii), there are no actions, suits or proceedings at law or in equity by or before any Governmental Authority or other agency now pending or, to Purchaser's knowledge, threatened against or affecting Purchaser, except to the extent that any such action, suit or proceeding shall have only a minimal adverse effect on the ability of Purchaser to consummate the transaction contemplated in this Agreement.

               (viii)  The  Purchaser  is not  party  to any  agreement  or instrument or subject to any restriction which does or could reasonably be expected to result in a material adverse effect on the ability of the Purchaser to consummate the transaction contemplated in this Agreement. The Purchaser is not in default in any material respect in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any material agreement or instrument to which it is a party or by which such Purchaser is bound except to the extent that any such default shall have only a minimal adverse effect on the ability of Purchaser to consummate the transaction contemplated in this Agreement.

               (ix) The Purchaser has not filed, and is not contemplating either the filing of a petition under any state or federal bankruptcy or insolvency law or the liquidation of all or a major portion of its assets or property, and the Purchaser has no knowledge of any Person contemplating the filing of any such petition against it.

     6.   PURCHASER NEGATIVE COVENANTS.

     From the date hereof through the Closing Date, the Purchaser covenants and agrees with Agents that it will not do, directly or indirectly, any of the following:

          (a) The Purchaser shall not dissolve, terminate or liquidate or suffer any liquidation or dissolution.

          (b) The Purchaser shall not cancel or otherwise forgive or release any material claim or material Debt owed to the Purchaser by any Person, unless such forgiveness or release is for adequate consideration and in the ordinary course of Purchaser's business, except to the extent that any forgiveness or release shall have only a minimal adverse effect on the ability of Purchaser to consummate the transaction contemplated in this Agreement.

          (c) The Purchaser shall not enter into, or be a party to, any transaction with any Affiliate of any Purchaser, except in the ordinary course of business and on terms which are no less favorable to the Purchaser or such Affiliate than would be obtained in a comparable arm's-length transaction with an unrelated third party or except to the extent that any such transaction shall have only a minimal adverse effect on the ability of Purchaser to consummate the transaction contemplated in this Agreement.

          (d) The Purchaser shall not take any other action or actions which individually or in the aggregate would result in the Purchaser failing to have sufficient funds available on the Closing date to purchase the Standby Securities on the terms and conditions set forth in this Agreement.

     7.   CLOSING CONDITIONS.

     The obligations of the Purchaser to consummate the purchase and sale of the Standby Securities shall be subject, in the discretion of the Purchaser, to satisfaction of each of the following conditions on or before the Closing:

          (a) [Intentionally Omitted].

          (b) all of the Company's representations and warranties and other statements in this Agreement (excluding subsection 5(a)(ii)) shall be true, correct and complete in all material respects as of the Closing Time;

          (c) no stop order suspending the effectiveness of the Shelf Registration Statement or any amendment or supplement thereto shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission or any other state or federal authority; and

          (d) the Subscription Price and other material terms of the Rights Offering shall be fair and reasonable to each of the Purchaser, the Company and shareholders of the Company entitled to participate in the Rights Offering, and the Rights Offering shall otherwise provide for customary terms and provisions for rights offerings to shareholders of publicly traded companies that qualify as real estate investments trusts under the Code.

     8.   TERMINATION.

     The Purchaser may terminate this Agreement if the transactions contemplated hereby are not consummated by February 11, 2000 through no fault of the Purchaser. In addition, this Agreement shall terminate upon mutual consent of the parties hereto and the Agents.

     9.   NOTICES.

     All communications hereunder will be in writing and, if to the Company, will be mailed, delivered or facsimiled and confirmed to it, at the offices of the Company at Suite 1900, 55 Public Square, Cleveland, Ohio 44113-1937, Attention: Paul F. Levin, Facsimile: (216) 781-7364, with a copy to Fried, Frank, Harris, Shriver & Jacobson, One New York Plaza, New
York,  New  York,  10004-1980  Attention:   Steven  G.  Scheinfeld,   Esq.,
Facsimile: (212) 859-8585; if to the Bank Agent at 130 Liberty Street, New York, New York 10006, Attention: Jeffrey Baevsky, Facsimile: (212) 669-0764, with a copy Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attention: Kenneth D. Freeman, Esq., Facsimile: (212) 407-4990; if to the GFB Agent at 130 Liberty Street, New York, New York 10006,
Attention: Jeffrey Baevsky, Facsimile: (212) 669-0764, with a copy Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attention: Kenneth D. Freeman, Esq., Facsimile: (212) 407-4990; and, if to the Purchaser, will be mailed, delivered or facsimiled and confirmed to it, at the offices of Purchaser at Elliott Associates, L.P., 712 fifth Avenue, New York, New York 10020, Attention: Michael Loew, Facsimile: (212) 586-9514; with a copy to the Bank Agent and the GFB Agent at 130 Liberty Street, New York, New York 10006, Attention: Jeffrey Baevsky, Facsimile: (212) 669-0764; and Loeb & Loeb LLP, 345 Park Avenue, New York, New York 10154, Attention: Kenneth D. Freeman, Esq., Facsimile: (212) 407-4990.

     10.  BINDING EFFECT.

     This Agreement shall be binding upon, and shall inure solely to the benefit of, each of the parties hereto, and each of their respective heirs, executors, administrators, successors and permitted assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The parties acknowledge that this Agreement is being entered into in order to induce the Lenders to make the Loans to the Company pursuant to the Loan Agreements, that the Lenders would not make such Loans in the absence of this Agreement and that the Lenders are relying upon the consummation of the transactions contemplated hereby in making the Loans. The parties therefore expressly agree that monetary damages would be insufficient to compensate the Agents for any breach by the Company or Purchaser of this Agreement and that the Agents shall be entitled to specifically enforce any and all of the terms and provisions of this Agreement against the Company and/or the Purchaser on their own behalf or on behalf of the Lenders. Neither the Company nor the Purchaser may amend this Agreement or assign any of its rights or obligations hereunder to any other person or entity without the prior written consent of the Agents; provided, however, that Purchaser may assign its rights (but not its obligation) to purchase all or any portion of the Standby Securities without the consent of either the Company or the Agents.

     11.  GOVERNING LAW.

     This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York (without regard to its conflict of laws provisions) in effect at the time of the execution hereof.

     12.  EXECUTION IN COUNTERPARTS.

     This Agreement may be executed in any number of counterparts, each of which counterparts when so executed and delivered shall be deemed to be an original, but all such respective counterparts shall together constitute but one and the same instrument.

     13.  ENTIRE AGREEMENT.

     Except for any Subscription Rights Certificate which the Purchaser may execute, this Agreement, together with the Loan Agreements and other agreements related thereto, constitutes the entire agreement of the parties with respect to the subject matter hereof.

     14.  DEFINED TERMS.

     Capitalized terms used herein without definition and defined in the Loan Agreements shall have meanings ascribed to such terms in the Loan Agreements.

     15.  NON-SOLICITATION, ETC.

     Notwithstanding anything to the contrary contained herein, the Company is not making, and shall not be deemed to have made, any offer to sell securities to the Purchaser or any solicitation of an offer to buy securities from the Purchaser. Any offer by the Company to the Purchaser to purchase securities or solicitation by the Company of an offer to buy securities from the Purchaser shall be made pursuant to the Shelf Registration Statement with respect to the proposed Rights Offering which covers an offer to Purchaser of the Standby Securities.

     16.  LIABILITY OF OFFICERS, TRUSTEES, ETC.

     Notwithstanding any provision of this Agreement to the contrary, this Agreement has been executed and delivered by a duly authorized officer of the Company, for and on behalf of the Company's trustees. The Agents and Purchaser each acknowledge that neither the trustees of the Company, nor any additional or successor trustees of the Company, nor any beneficiary, officer, employee or agent of the Company, shall have any personal, individual liability hereunder.

     17.  ASSIGNMENT.

     Notwithstanding anything herein or in the Loan Agreements to the contrary, Agents and Company acknowledge and agree that Purchaser may assign any or all of its rights and interests to acquire the Standby Securities hereunder to one or more persons without the consent and either the Agent or Company provided however, that notwithstanding any such assignment, Purchaser shall remain responsible in all respects for the performance of all of its obligations hereunder.



      [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK.]

     IN WITNESS WHEREOF, and intending to be legally bound thereby, each of the Purchaser and the Company has signed or caused to be signed its name, all as of the day and year first above written.



                              FIRST  UNION REAL  ESTATE  EQUITY  AND
                              MORTGAGE INVESTMENTS



                              By:  /s/ Thomas T. Kmiecik
                                 -------------------------------
                                 Name:  Thomas T. Kmiecik
                                 Title:  Senior Vice President - Treasurer



                              ELLIOTT ASSOCIATES, L.P.



                              By:  /illegible/
                                 -------------------------------
                                 Name:
                                 Title:  General Partner

ACKNOWLEDGED AND AGREED:



BANKERS TRUST COMPANY, as Bank Agent



By:  /s/ Alexander B. Johnson
   ------------------------------------
   Name:  Alexander B. Johnson
   Title:  Managing Director



BANKERS TRUST COMPANY, as GFB Agent



By:  /s/ Alexander B. Johnson
   ------------------------------------
   Name:  Alexander B. Johnson
   Title:  Managing Director

                               SCHEDULE (VII)
                               --------------



                             CERTAIN LITIGATION



                                    NONE